UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 9, 2009

SourceForge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, CA  94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Change of Control and Termination Agreements with Patricia S. Morris, Caroline Offutt and Jonathan Sobel

On July 16, 2008 the Compensation Committee of the Board of Directors of SourceForge, Inc. (the “Company”) approved the adoption of amended change of control and termination benefits to certain officers of the Company, including Patricia S. Morris, the Company’s Senior Vice President and Chief Financial Officer, Caroline Offutt, the Company’s Vice President and General Manager, ThinkGeek.com, and Jonathan Sobel, the Company’s Group President of Media (collectively, the “Named Executive Officers” or “NEOs”).  The Compensation Committee authorized the Company to enter into revised employment agreements with each of the Named Executive Officers, reflecting the following benefits:

(A)
other than as provided in paragraph (B) below, if such NEO’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for “cause,” then, in addition to receiving all accrued and then unpaid salary and vacation, such NEO will be entitled to receive: (i) three months of accelerated vesting and a 90 day post-termination exercise period; (ii) compensation for a period of six months equal to such NEO’s pro rata portion of his or her annual base salary; (iii) payment of the quarterly bonus, if any, such NEO would have been paid under the Company’s bonus plan for the entire quarter in which such termination occurred; and (iv) six months of health benefits coverage for such NEO and his or her eligible dependents; and

(B)
if, within twelve months of a “change of control” of the Company, such NEO’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for “cause,” or such NEO is subject to “constructive termination,” then, in addition to receiving all accrued and then unpaid salary and vacation, such employee will be entitled to receive: (i) compensation for a period of twelve months equal to such NEO’s pro rata portion of his or her annual base salary; (ii) twelve months of accelerated vesting; (iii) payment of the quarterly bonus, if any, such NEO would have been paid under the Company’s bonus plan for the entire quarter in which such termination occurred; and (iv) twelve months of health benefits coverage for such NEO and his or her eligible dependents.

The foregoing description is qualified in its entirety by reference to each such NEO’s Restated Employment Agreement, copies of which are filed herewith as Exhibits 10.1 – 10.3 hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

EXHIBIT
NUMBER	DESCRIPTION

10.1	Restated Employment Agreement, dated April 9, 2009, by and between the Company and Patricia S. Morris

10.2	Restated Employment Agreement, dated April 9, 2009, by and between the Company and Caroline Offutt

10.3	Restated Employment Agreement, dated April 9, 2009, by and between the Company and Jonathan Sobel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCEFORGE, INC. a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President, Chief Financial Officer

Date:  April 9, 2009

EXHIBIT INDEX
Exhibit Number	Description
10.1	Restated Employment Agreement, dated April 9, 2009, by and between the Company and Patricia S. Morris
10.2	Restated Employment Agreement, dated April 9, 2009, by and between the Company and Caroline Offutt
10.3	Restated Employment Agreement, dated April 9, 2009, by and between the Company and Jonathan Sobel